UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 19, 2016

(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4725 Piedmont Row Drive, Suite 110
Charlotte, North Carolina 28210
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 554-5901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations And Financial Condition.

On October 20, 2016, Capital Bank Financial Corp. (the “Company”) issued a press release announcing its financial results for the third quarter of 2016.  A copy of the press release is furnished as Exhibit 99.1 herewith and is incorporated herein by reference.

The Company will host a conference call for investors and security analysts to discuss the financial results at 10:00 a.m. Eastern Time on October 20, 2016.  By press release dated October 4, 2016, the public was invited to listen to the conference call by telephone or by live webcast accessed through the Investor Relations area of the Company’s website at www.capitalbank-us.com.  A copy of the presentation slides to be presented at the conference call is furnished as Exhibit 99.2 herewith and incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2016, Capital Bank Financial Corp. (the “Company”) entered into Amended and Restated Employment Agreements (the “Employment Agreements”) with each of R. Eugene Taylor, the Company’s President and Chief Executive Officer, Christopher G. Marshal, the Company’s Chief Financial Officer, R. Bruce Singletary, the Company’s Chief Credit Officer, and Kenneth A. Posner, the Company’s Chief of Strategic Planning and Investor Relations (collectively, the “Executives”). The Employment Agreements were amended, among other things, to reflect the Executives’ current base salaries, to clarify the definition of a material diminution in responsibilities for the purposes of a “good reason” resignation occurring after a change in control, and to remove the excise tax gross-up provision for taxes imposed under Section 4999 of the Internal Revenue Code. In addition, the Employment Agreements increase the cash severance that each Executive would be entitled to in the event of a termination without cause or a resignation with good reason, in each case, within two years following a change in control (a “Qualifying Termination”) to an amount equal to 2.99 times the Executive’s annual base salary and target incentive payment for the year of termination. Under his Employment Agreement, each Executive would also be eligible to receive continued health and welfare benefits for 36 months upon a Qualifying Termination. The Employment Agreements also provide that any payments or benefits that would be subject to the excise tax under Section 4999 of the Internal Revenue Code will be reduced such that no payments or benefits are subject to the excise tax, unless the Executive would be better off on an after-tax basis receiving all such payments and benefits.

On October 19, 2016, the Company entered into a Change in Control Severance Agreement with Kenneth J. Kavanagh, the Company’s Consumer Banking Executive. Under the terms of the Change in Control Severance Agreement, upon a Qualifying Termination, Mr. Kavanagh will be entitled to receive (a) a cash severance payment equal to 1.5 times his annual salary and target incentive bonus for the year of termination, and (b) continued health and welfare benefits for 18 months following the Qualifying Termination. Mr. Kavanagh will also be subject to customary non-solicitation and confidentiality restrictions. In addition, the Change in Control Severance Agreement provides that any payments or benefits that would be subject to the excise tax under Section 4999 of the Internal Revenue Code will be reduced such that no payments or benefits are subject to the excise tax, unless Mr. Kavanagh would be better off on an after-tax basis receiving all such payments and benefits.

The descriptions of the Employment Agreements and the Change in Control Severance Agreement above are qualified in their entirety by the terms of the applicable agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)        Exhibits

Exhibit 99.1    Press Release of Capital Bank Financial Corp. dated October 20, 2016.
Exhibit 99.2    Presentation for conference call to be conducted by Capital Bank Financial Corp. on October 20, 2016.
Exhibit 10.1    Amended and Restated Employment Agreement, dated October 19, 2016, by and between R. Eugene Taylor and the Company.
Exhibit 10.2    Amended and Restated Employment Agreement, dated October 19, 2016, by and between Christopher G. Marshall and the Company.
Exhibit 10.3    Amended and Restated Employment Agreement, dated October 19, 2016, by and between R. Bruce Singletary and the Company.
Exhibit 10.4    Amended and Restated Employment Agreement, dated October 19, 2016, by and between Kenneth A. Posner and the Company.
Exhibit 10.5    Change in Control Severance Agreement, dated October 19, 2016, by and between Kenneth J. Kavanagh and the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP. (Registrant)

Date: October 20, 2016	By:	/s/ Christopher G. Marshall
Christopher G. Marshall Chief Financial Officer

Exhibit Index
Exhibit 99.1    Press Release of Capital Bank Financial Corp. dated October 20, 2016.
Exhibit 99.2    Presentation for conference call to be conducted by Capital Bank Financial Corp. on October 20, 2016.
Exhibit 10.1    Amended and Restated Employment Agreement, dated October 19, 2016, by and between R. Eugene Taylor and the Company.
Exhibit 10.2    Amended and Restated Employment Agreement, dated October 19, 2016, by and between Christopher G. Marshall and the Company.
Exhibit 10.3    Amended and Restated Employment Agreement, dated October 19, 2016, by and between R. Bruce Singletary and the Company.
Exhibit 10.4    Amended and Restated Employment Agreement, dated October 19, 2016, by and between Kenneth A. Posner and the Company.
Exhibit 10.5    Change in Control Severance Agreement, dated October 19, 2016, by and between Kenneth J. Kavanagh and the Company.